                                  Exhibit 99.1

                             CARREKER-ANTINORI, INC.
                          INDEX TO FINANCIAL STATEMENTS

Report of Ernst & Young LLP, Independent Auditors......................      2
Consolidated Balance Sheets as of January 31, 1999 and 1998............      3
Consolidated Statements of Operations for the years ended
 January 31, 1999, 1998 and 1997.......................................      4
Consolidated Statements of Stockholders' Equity for the years ended
 January 31, 1999, 1998 and 1997.......................................      5
Consolidated Statements of Cash Flows for the years ended
 January 31, 1999, 1998 and 1997.......................................      6
Notes to Consolidated Financial Statements.............................      7

                                  Exhibit 99.1

                REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Carreker-Antinori, Inc.

      We have audited the accompanying consolidated balance sheets of Carreker-Antinori, Inc. (the Company), as of January 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended January 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Carreker-Antinori, Inc., at January 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended January 31, 1999, in conformity with generally accepted accounting principles.

                                                             ERNST & YOUNG LLP

Dallas, Texas
April 12, 1999

                             CARREKER-ANTINORI, INC.
                           CONSOLIDATED BALANCE SHEET
                                 (In thousands)
                                     ASSETS

                                                                                                          January 31,
                                                                                                    1999              1998
                                                                                                 ----------        ----------
Current assets
  Cash and cash equivalents.................................................................      $ 20,701          $  2,485
  Short term investments....................................................................        12,849                50
  Accounts receivable, net of allowance of $569 and $468 at
   January 31, 1999 and 1998, respectively..................................................        26,618            11,907
  Receivable from Electronic Check Clearing House Organization..............................           343               566
  Receivable from Payment Solutions Network, Inc., net of allowance
   of $565 and $100 at January 31, 1999 and 1998, respectively..............................           545               797
  Receivable from Infiteq, LLC. net of allowance of $138 at January 31, 1999................            98                --
  Income taxes receivable...................................................................            --               199
  Prepaid expenses and other assets.........................................................           681               680
  Deferred income taxes.....................................................................           736               546
                                                                                                 ----------        ----------
Total current assets........................................................................        62,571            17,230
Furniture, equipment, and leasehold improvements, net of accumulated
 depreciation of $2,894 and $1,617 at January 31, 1999 and 1998, respectively...............         2,673             1,664
Software costs capitalized, net of accumulated amortization of $3,753
 and $3,300 at January 31, 1999 and 1998, respectively......................................         3,279             2,263
Deferred income taxes.......................................................................           178                --
Other assets................................................................................            35               329
                                                                                                 ----------        ----------
Total assets................................................................................      $ 68,736          $ 21,486
                                                                                                 ----------        ----------
                                                                                                 ----------        ----------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................................................      $  2,045          $  2,043
  Accrued compensation and benefits.........................................................           700             1,879
  Other accrued expenses....................................................................           961               899
  Income taxes payable......................................................................         1,400                --
  Deferred revenue..........................................................................         5,348             4,880
                                                                                                 ----------        ----------
Total current liabilities...................................................................        10,454             9,701
Deferred income taxes.......................................................................         1,151               982
Commitments (Note 8)
Common stock subject to put.................................................................            --             2,000

Stockholders' equity:
  Preferred Stock, $.01 par value: 2,000 shares authorized;
   no shares issued and outstanding.........................................................            --                --
  Common Stock, $.01 par value:
  100,000 shares authorized; 18,354 and 13,247 shares issued at
   January 31, 1999 and 1998, respectively..................................................           184               132
  Additional paid-in capital................................................................        44,563             2,155
  Retained earnings.........................................................................        12,952             7,780
  Less treasury stock, at cost:
  367 common shares as of January 31, 1998..................................................            --              (510)
  Deferred compensation.....................................................................          (568)             (754)
                                                                                                 ----------        ----------

Total stockholders' equity..................................................................        57,131             8,803
                                                                                                 ----------        ----------

Total liabilities and stockholders' equity..................................................      $ 68,736          $ 21,486
                                                                                                 ----------        ----------
                                                                                                 ----------        ----------

                             CARREKER-ANTINORI, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)

                                                                                    Year Ended January 31,
                                                                   ---------------------------------------------------------
                                                                         1999                1998                1997
                                                                   -----------------   -----------------   -----------------
Revenues:
  Consulting and management service fees.......................     $        26,328     $        21,314     $        14,407
  Software license fees........................................              16,327              11,223               6,957
  Software maintenance.........................................               5,031               4,274               3,185
  Software implementation fees.................................               6,557               4,094               3,249
  Hardware sales and other fees................................                 774               1,876               2,737
                                                                   -----------------   -----------------   -----------------
      Total revenues...........................................              55,017              42,781              30,535
                                                                   -----------------   -----------------   -----------------

Costs of revenues:
  Consulting and management service fees.......................              16,150              12,394               8,794
  Software license fees........................................               1,216               1,412               1,307
  Software maintenance.........................................               2,387               1,923               1,780
  Software implementation fees.................................               3,862               4,156               1,808
  Hardware sales and other fees................................                 560               1,556               1,960
                                                                   -----------------   -----------------   -----------------
      Total cost of revenues...................................              24,175              21,441              15,649
                                                                   -----------------   -----------------   -----------------
Gross profit...................................................              30,842              21,340              14,886
                                                                   -----------------   -----------------   -----------------

Operating costs and expenses:
  Selling, general, and administrative.........................              18,444              12,777               9,296
  Research and development.....................................               4,763               3,610               1,318
  Merger related costs.........................................                 485                  --               1,423
                                                                   -----------------   -----------------   -----------------
      Total operating costs and expenses.......................              23,692              16,387              12,037
Income from operations.........................................               7,150               4,953               2,849

Other income (expense):
  Interest income, net.........................................                 925                  79                 125
  Other income (expense).......................................                  --                  --                (500)
                                                                   -----------------   -----------------   -----------------
      Total other income (expense).............................                 925                  79                (375)
                                                                   -----------------   -----------------   -----------------
Income before provision for income taxes.......................               8,075               5,032               2,474
Provision for income taxes (Note 4)............................               2,903               2,027               1,114
                                                                   -----------------   -----------------   -----------------

Net income.....................................................     $         5,172     $         3,005     $         1,360
                                                                   -----------------   -----------------   -----------------
                                                                   -----------------   -----------------   -----------------
Basic earnings per share.......................................     $           .32     $           .24     $           .11
                                                                   -----------------   -----------------   -----------------
                                                                   -----------------   -----------------   -----------------
Diluted earnings per share.....................................     $           .30     $           .21     $           .10
                                                                   -----------------   -----------------   -----------------
                                                                   -----------------   -----------------   -----------------
Shares used in computing basic earnings per share..............              16,224              12,717              12,154
                                                                   -----------------   -----------------   -----------------
                                                                   -----------------   -----------------   -----------------
Shares used in computing diluted earnings per share............              17,504              14,484              13,118
                                                                   -----------------   -----------------   -----------------
                                                                   -----------------   -----------------   -----------------


                             See accompanying notes.

                             CARREKER-ANTINORI, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (In thousands)

                                                               Common Stock          Additional
                                                         --------------------------   Paid-In        Retained
                                                            Shares      Amount        Capital        Earnings
                                                         ----------- ------------  -------------  -------------
Balance at January 31, 1996.....................            12,762     $    128      $   1,802      $   4,266
Compensation earned under employee
  stock option plan.............................                --           --             --             --
Purchase of treasury stock......................                --           --             --             --
Sale of treasury stock..........................                --           --          1,378             --
Sale of stock...................................               224            2             86             --
Common shares subject to put (Note 5)...........                --           --         (2,000)            --
Issuance of shares of common stock upon
  exercise of stock options.....................                24           --             15             --
Distributions to Antinori Software
  shareholders..................................                --           --             --         (1,030)
Merger with Antinori Software...................                --           --            (76)            76
Net income......................................                --           --             --          1,360
Pro forma tax adjustment (Note 4)...............                --           --             --            103
                                                         ----------- ------------  -------------  -------------
Balance at January 31, 1997.....................            13,010          130          1,205          4,775

Restricted stock grant..........................                85            1            753             --
Sale of treasury stock..........................                --           --             39             --
Purchase of treasury stock......................                --           --             --             --
Adjustment of shares issued to Antinori
  Software shareholders.........................              (198)          (2)             2             --
Issuance of shares of common stock upon
  exercise of stock options.....................               350            3            156             --
Net income......................................                --           --             --          3,005
                                                         ----------- ------------  -------------  -------------
Balance at January 31, 1998.....................            13,247          132          2,155          7,780

Adjustment of shares issued to Antinori
  Software shareholders.........................              (141)          (1)             1             --
Common shares subject to put (Note 5)...........                --           --          2,000             --
Director option grant...........................                --           --            100             --
Sale of stock...................................             3,650           37         35,800             --
Compensation earned under employee/
  director stock option plans...................                --           --             --             --
Purchase of treasury stock......................                --           --             --             --
Tax benefit from stock option exercise..........                --           --          1,407             --
Issuance of shares of common stock
  upon exercise of stock options................             1,598           16          3,100             --
Net income......................................                --           --             --          5,172
                                                         ----------- ------------  -------------  -------------
     Balance at January 31, 1999................            18,354     $    184      $  44,563      $  12,952

                                                         ----------- ------------  -------------  -------------
                                                         ----------- ------------  -------------  -------------


                                                                                   Treasury Stock             Total
                                                                Deferred       ------------------------    Stockholders'
                                                              Compensation       Shares       Amount          Equity
                                                          -------------------  ----------  ------------ ------------------
Balance at January 31, 1996.....................             $         (589)          6      $     (7)     $      5,600
Compensation earned under employee
  stock option plan.............................                        589          --            --               589
Purchase of treasury stock......................                         --       1,431        (2,004)           (2,004)
Sale of treasury stock..........................                         --      (1,050)        1,472             2,850
Sale of stock...................................                         --          --            --                88
Common shares subject to put (Note 5)...........                         --          --            --            (2,000)
Issuance of shares of common stock upon
  exercise of stock options.....................                         --          --            --                15
Distributions to Antinori Software
  shareholders..................................                         --          --            --            (1,030)
Merger with Antinori Software...................                         --          --            --                --
Net income......................................                         --          --            --             1,360
Pro forma tax adjustment (Note 4)...............                         --          --            --               103
                                                          -------------------  ----------  ------------ ------------------
Balance at January 31, 1997.....................                         --         387          (539)            5,571

Restricted stock grant..........................                       (754)         --            --                --
Sale of treasury stock..........................                         --         (23)           33                72
Purchase of treasury stock......................                         --           3            (4)               (4)
Adjustment of shares issued to Antinori
  Software shareholders.........................                         --          --            --                --
Issuance of shares of common stock upon
  exercise of stock options.....................                         --          --            --               159
Net income......................................                         --          --            --             3,005
                                                          -------------------  ----------  ------------ ------------------
Balance at January 31, 1998.....................                       (754)        367          (510)            8,803

Adjustment of shares issued to Antinori
  Software shareholders.........................                         --          --            --                --
Common shares subject to put (Note 5)...........                         --          --            --             2,000
Director option grant...........................                       (100)         --            --                --
Sale of stock...................................                         --          --            --            35,837
Compensation earned under employee/
  director stock option plan....................                        286          --            --               286
Purchase of treasury stock......................                         --          11           (15)              (15)
Tax benefit from stock option exercise..........                         --          --            --             1,407
Issuance of shares of common stock
  upon exercise of stock options................                         --        (378)          525             3,641
Net income......................................                         --          --            --             5,172
                                                          -------------------  ----------  ------------ ------------------
     Balance at January 31, 1999................             $         (568)         --      $     --      $     57,131

                                                          -------------------  ----------  ------------ ------------------
                                                          -------------------  ----------  ------------ ------------------


                             See accompanying notes.

                             CARREKER-ANTINORI, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                    Year Ended January 31,
                                                                     ------------------------------------------------------
                                                                           1999               1998               1997
                                                                     ----------------   ----------------   ----------------
Operating Activities:
  Net income.......................................................    $       5,172      $       3,005      $       1,360
  Pro forma tax adjustment (Note 4)................................               --                 --                103
                                                                     ----------------   ----------------   ----------------
                                                                               5,172              3,005              1,463
  Adjustments to reconcile net income to net cash provided by operating activities:
    Amortization of capitalized software...........................              453                745                606
    Depreciation and amortization of property and equipment........            1,277                639                350
    Loss on Payment Solutions Network, Inc.  Investment............               --                 --                500
    Compensation earned under employee stock option plan...........              286                 --                589
    Deferred income taxes..........................................             (199)               651               (635)
    Provision for doubtful accounts................................              708                832                514
    Changes in operating assets and liabilities....................
      Accounts receivable..........................................          (15,073)            (4,108)            (4,461)
      Prepaid expenses, deposits, and other assets.................              324                 32               (539)
      Accounts payable and accrued expenses........................           (1,115)               825              1,909
      Income taxes payable/receivable..............................            1,599                (54)              (424)
      Deferred revenue.............................................              468               (752)             2,720
                                                                     ----------------   ----------------   ----------------
Net cash (used in) provided by operating activities................           (6,100)             1,815              2,592
Investing activities:
  Investment in Payment Solution Network, Inc......................               --                 --               (500)
  Purchase of short term investments...............................          (12,799)               (50)                --
  Purchases of property and equipment..............................           (2,286)            (1,383)              (687)
  Computer software costs capitalized..............................           (1,469)            (2,019)              (710)
                                                                     ----------------   ----------------   ----------------
Net cash used in investing activities..............................          (16,554)            (3,452)            (1,897)
Financing Activities
  Purchase of treasure stock.......................................              (15)                (4)            (2,004)
  Sales of treasury stock..........................................               --                 72              2,850
  Proceeds from stock options exercised............................            3,641                159                 15
  Tax benefit from stock option exercise...........................            1,407                 --                 --
  Distribution to stockholders.....................................               --                 --             (1,030)
  Proceeds from sale of stock......................................           35,837                 --                 88
                                                                     ----------------   ----------------   ----------------
Net cash provided by (used in) financing activities................           40,870                227                (81)
                                                                     ----------------   ----------------   ----------------
Net increase (decrease) in cash and cash equivalents...............           18,216             (1,410)               614
Cash and cash equivalents at beginning of year.....................            2,485              3,895              3,281
                                                                     ----------------   ----------------   ----------------
Cash and cash equivalents at end of year...........................    $      20,701      $       2,485      $       3,895
                                                                     ----------------   ----------------   ----------------
                                                                     ----------------   ----------------   ----------------

Supplemental disclosures of cash flow information:
  Cash paid for interest...........................................    $          45      $          26      $           4
                                                                     ----------------   ----------------   ----------------
                                                                     ----------------   ----------------   ----------------
  Cash paid for income taxes.......................................    $         126      $       1,611      $       1,885
                                                                     ----------------   ----------------   ----------------
                                                                     ----------------   ----------------   ----------------


                             See accompanying notes

                             CARREKER-ANTINORI, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS

      Carreker-Antinori, Inc. ("the Company") is a leading provider of revenue enhancement, payment systems, and emerging solutions to the banking industry. The Company's solutions include comprehensive service offerings coupled with a broad array of state-of-the-art, proprietary software products which have been designed to address the unique requirements of the banking industry. These solutions improve the competitiveness of a bank's financial performance and operations, including yield management, liquidity management, consolidations, best practices, risk management, float management, payment electronification, track and trace, and enterprise information technology. As described in Note 7, the Company also provides consulting and administrative services to certain organizations.

      On January 29, 1999 Genisys Group, Inc. ("Genisys"), a Texas Corporation, was merged with the Company in a transaction accounted for as a pooling of interests (Note 3). The accompanying consolidated financial statements of the Company include the accounts of Genisys.

      Revenues of $5,934,000 to a major customer accounted for 11% of total revenues in the year ended January 31, 1999. Revenues of $11,956,000 to two major customers accounted for 28% of total revenues in the year ended January 31, 1998. Revenues of $4,669,000 to a major customer accounted for 15% of total revenues in the year ended January 31, 1997.

2. SUMMARY OF SIGNIFICANT ACCOUNTING PROCEDURES

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

      CASH AND CASH EQUIVALENTS

      The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. Cash and cash equivalents consist primarily of demand deposit accounts and shares in a demand money market account comprised of domestic and foreign commercial paper, certificates of deposit and U.S. government obligations.

      SHORT TERM INVESTMENTS

      The Company considers investments with maturities of greater than three months when purchased to be short term investments based on the freely tradable nature of the investments, and managements expection that they will not be held for greater than one year. Short term investments consist primarily of tax exempt municipal bonds. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. All debt securities have been determined by management to be available for sale. Available for sale securities are stated at amortized cost, which approximates fair value. Fair value of debt securities is determined based upon current market value price quotes by security. As of January 31, 1999, approximately $4,124,000 of short term investments mature in less than one year, and $8,725,000 mature from one to two years.

      ACCOUNTS RECEIVABLE

      A significant portion of the Company's business consists of providing consulting services and licensing software to major domestic banks, which gives rise to a concentration of credit risk in receivables. The Company performs on-going credit evaluations of its customers' financial condition and generally requires

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING PROCEDURES (CONTINUED) no collateral. The Company maintains an allowance for losses based upon the expected collectibility of all accounts receivable. Writeoffs of receivables during the three years ended January 31, 1999, 1998 and 1997 were $64,000, $368,000 and $546,000, respectively.

      Accounts receivable include unbilled amounts that represent receivables for work performed for which billings upon mutual agreement have not been presented to the customers. Such receivables are generally billed and collected within one year of completion of the service. Accounts receivable include $10,134,000, and $4,202,000 of unbilled receivables at January 31, 1999 and 1998, respectively.

      PROPERTY AND EQUIPMENT

      Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally from three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the terms of the related leases or the respective useful lives of the assets. The components of property and equipment are as follows (in thousands):

                                                                        January 31,
                                                        --------------------------------------------
                                                              1999                        1998
                                                        -----------------          -----------------
                Furniture.............................    $         2,321            $        1,596
                Equipment.............................              2,921                     1,546
                Leasehold Improvements................                325                       139
                Less: Accumulated Depreciation........             (2,894)                   (1,617)
                                                        -----------------          -----------------
                                                          $         2,673            $        1,664
                                                        -----------------          -----------------
                                                        -----------------          -----------------

      SOFTWARE COSTS CAPITALIZED

      The Company capitalizes software development costs incurred in developing a product once technological feasibility of the product has been determined. Software development costs capitalized also include amounts paid for purchased software on products that have reached technological feasibility. Technological feasibility of the product is determined after completion of a detailed program design and a determination has been made that any uncertainties related to high-risk development issues have been resolved. If the process of developing the product does not include a detail program design, technological feasibility is determined only after completion of a working model which has been beta tested. All software development costs capitalized are amortized using an amount determined as the greater of: (i) the ratio that current gross revenues for a capitalized software project bears to the total of current and future gross revenues for that project or (ii) the straight-line method over the remaining economic life of the product (generally three to five years). The Company recorded amortization relating to software development costs capitalized of $453,000, $745,000, and $606,000 in the years ended January 31, 1999, 1998 and
1997, respectively.

      REVENUE RECOGNITION

      Revenue for consulting services performed under fixed-price contracts which are generally in duration in excess of six months is recognized on a percentage-of-completion method. Revenue from these contracts is recognized in the proportion that costs incurred bear to total estimated costs at completion. Anticipated losses on fixed-price contracts are recognized when estimable.

      Revenue generated from consulting services and under management services contracts is recognized as services are performed. Revenue generated from value-priced consulting services is recognized at the completion of all services and the actual fee to be paid has been agreed to by the customer even though billings for such services may be delayed by mutual agreement for periods generally not to exceed twelve months.

      Software license revenues for periods subsequent to January 31, 1998, are recognized in accordance with the American Institute of Certified Public Accountants' Statement of Position (SOP) 97-2, "Software Revenue Recognition." Under SOP 97-2, software license revenues are recognized upon execution of a contract and delivery of software, provided that the license fee is fixed and determinable, no significant production, modification or customization of the software is required, and collection is considered probable by management. For periods prior to January 31, 1998, software license revenues were recognized in accordance with SOP 91-1, "Software Revenue Recognition." Under SOP 91-1, software license revenues were recognized upon execution of a contract and shipment of the software and after any customer cancellation right had expired, provided that no significant vendor obligations remained outstanding, amounts were due within one year, and collection was considered probable by management. The application of SOP 97-2 did not have a material impact on the Company's consolidated financial statements for the year ended January 31, 1999.

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

      Maintenance contract revenue is recognized ratably over the term of the related contract. Revenue from computer hardware sales is recognized upon shipment.

      In connection with software license agreements entered into with certain banks and purchase agreements with vendors under which the Company acquired software technology used in products sold to its customers, the Company is required to pay royalties on sales of the software. Approximately $746,000, $816,000 and $724,000 of royalty expense was recorded under these agreements in the years ended January 31, 1999, 1998 and 1997, respectively.

      DEFERRED REVENUE

      Deferred revenue represents amounts billed to customers under terms specified in consulting, software licensing, and maintenance contracts for which completion of contractual terms or delivery of the software has not occurred.

      RESEARCH AND PRODUCT DEVELOPMENT COSTS

      Research and product development costs, which are not subject to Statement of Financial Accounting Standards (SFAS) 86, "Accounting for the Cost of Computer Software to be Sold, Leased, or Otherwise Marketed," are expensed as incurred and relate mainly to the development of new products and the ongoing maintenance of existing products. Research and development expenses incurred by the Company are reported net of funding obtained under research and development arrangements.

      EARNINGS PER SHARE

      Basic earnings per share is computed using the weighted average number of shares of common stock outstanding during each period. Diluted earnings per share is computed using the weighted average number of shares of common stock outstanding during each period and common equivalent shares consisting of stock options (using the treasury stock method).

      INCOME TAXES

      The Company accounts for income taxes under the liability method whereby deferred income tax assets and liabilities result from temporary differences. Temporary differences are differences between tax

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING PROCEDURES (CONTINUED) bases of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

      STOCK-BASED COMPENSATION

      Compensation expense on stock options issued to employees is measured in accordance with Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" (APB 25).

      COMPREHENSIVE INCOME

      In 1997, the FASB issued Statement No. 130, REPORTING COMPREHENSIVE INCOME. Statement 130 establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements, and was effective for the Company beginning Februrary 1, 1998. For all periods presented, the Company had no components of comprehensive income other than net income.

      USE OF ESTIMATES

      The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from these estimates.

      SEGMENT REPORTING

      Effective February 1, 1998, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" (Statement 131). Statement 131 superseded FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise". Statement 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. Statement 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The adoption of Statement 131 did not affect results of operations or financial position, but did affect the disclosure of segment information (Note 10).

3.  BUSINESS COMBINATIONS

      On January 31, 1997, the Company acquired all the outstanding common shares of Antinori Software, Inc, ("ASI") from the shareholders of ASI in exchange for 3,962,528 shares of the Company's common stock. Effective with the merger, the combined entity changed its legal name to Carreker-Antinori, Inc. The transaction was accounted for as a pooling of interests, and accordingly, the accompanying consolidated financial statements have been restated to include the financial position and results of operations of ASI for all periods presented. On January 29, 1998, the Company and shareholders of ASI entered into a settlement agreement under which the ASI shareholders agreed to return 338,800 shares of Common Stock to the Company. Certain ASI software products were determined to require significantly more development effort than anticipated at the time of the merger. The Company and the ASI shareholders agreed to a settlement based upon the additional development costs incurred by the Company to ready certain of the software products for sale to customers. The settlement in shares was determined based upon the fair value of the Company's Common Stock on the consummation date of the merger. At January 31, 1999, all settlement shares of Common Stock had been returned to the Company and canceled.

      During the year ended January 31, 1997, the Company recorded charges of $834,220 in connection with the ASI merger. These charges consisted of investment banking, legal, accounting and other fees. Included in these charges are fees of $200,000 which were paid to a director of the Company for consulting services performed in connection with the ASI merger.

      On January 29, 1999, the Company acquired all the outstanding common shares of Genisys from the shareholders of Genisys in exchange for 1,240,000 shares of the Company's common stock. The transaction was accounted for as a pooling of interests, and accordingly, the accompanying consolidated financial statements have been restated to include the financial position and results of operations of Genisys for all periods presented. Revenues and net income (loss) of the Company and Genisys are as follows (in thousands):

YEAR ENDED JANUARY 31,
                                                                    1999                    1998                   1997
                                                             -------------------     -----------------      -----------------
                  Revenues:

                    Carreker-Antinori, Inc............         $         52,361        $       40,501         $       29,072
                    Genisys Group, Inc................                    2,656                 2,280                  1,463
                                                             -------------------     -----------------      -----------------
                                                               $         55,017        $       42,781         $       30,535
                                                             -------------------     -----------------      -----------------
                                                             -------------------     -----------------      -----------------
                  Net income (loss):

                    Carreker-Antinori, Inc............         $          5,108        $        3,055         $        1,376
                    Genisys Group, Inc................                       64                   (50)                   (16)
                                                             -------------------     -----------------      -----------------
                                                               $          5,172        $        3,005         $        1,360
                                                             -------------------     -----------------      -----------------
                                                             -------------------     -----------------      -----------------

      During the year ended January 31, 1999, the Company recorded charges of $485,000 in connection with the Genisys merger. These charges consisted of legal, accounting and other fees.

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. PROVISIONS FOR INCOME TAXES

      Prior to the ASI merger, ASI had elected to be treated as an S corporation for federal and state income tax purposes. As such, the taxable income of ASI was reported to and subject to tax to its shareholders. The provision for income taxes reported on the consolidated statement of operations for the year ended January 31, 1997 provides approximate federal and state income taxes (by applying statutory income tax rates) that would have been incurred if ASI had been subject to tax as a C corporation. The pro forma adjustment to the tax provision amounted to $103,000 in the year ended January 31, 1997.

      The Company's provision for income taxes, including pro forma amounts for the year ended January 31, 1997, consists of the following (in thousands):

                                                                              Year Ended January 31,
                                                              ---------------------------------------------------------
                                                                    1999               1998                1997
                                                              -----------------  ------------------  ------------------
Federal :
     Current..................................                  $        2,802     $         1,237     $         1,511
     Deferred.................................                            (188)                615                (518)
                                                              -----------------  ------------------  ------------------
                                                                         2,614               1,852                 993

State :
     Current..................................                             300                 139                 167
     Deferred.................................                             (11)                 36                 (46)
                                                              -----------------  ------------------  ------------------
                                                                           289                 175                 121
                                                              -----------------  ------------------  ------------------
                                                                $        2,903     $         2,027     $         1,114
                                                              -----------------  ------------------  ------------------
                                                              -----------------  ------------------  ------------------

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. PROVISIONS FOR INCOME TAXES (CONTINUED)

      The provisions for income taxes differ from the amounts computed by applying the statutory United States federal income tax rate to income before provision for income taxes as follows (in thousands):

                                                                                 Year Ended January 31,
                                                                 -------------------------------------------------------
                                                                       1999               1998               1997
                                                                 -----------------  -----------------  -----------------
Income tax expense at statutory rate..........................     $        2,744     $        1,712     $          841
State income taxes, net of U.S. federal benefit...............                195                 92                 76
Tax exempt interest income....................................               (273)                --                 --
Nondeductible expenses........................................                172                 67                197
Other, net....................................................                 65                156                 --
                                                                 -----------------  -----------------  -----------------

Provision for income taxes....................................     $        2,903     $        2,027     $        1,114
                                                                 -----------------  -----------------  -----------------
                                                                 -----------------  -----------------  -----------------

      Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company's deferred tax assets and liabilities are as follows (in thousands):

                                                                        Year Ended January 31,
                                                                 --------------------------------------
                                                                       1999               1998
                                                                 -----------------  -----------------
Deferred tax assets:
    Cash to accrual adjustment................................     $          136     $          181
    Depreciation of furniture and equipment...................                178                (21)
    Accruals not currently deductible.........................                152                 63
    Merger costs not currently deductible.....................                 --                 72
    Allowance for doubtful accounts...........................                418                164
     Other....................................................                 30                 87
                                                                 -----------------  -----------------
Total deferred tax assets.....................................                914                546

Deferred tax liabilities :

     Amortization of capitalized software.....................              1,151                965
     Other....................................................                 --                 17
                                                                 -----------------  -----------------
Total deferred tax liabilities................................              1,151                982
                                                                 -----------------  -----------------

Net deferred tax liabilities..................................     $         (237)    $         (436)
                                                                 -----------------  -----------------
                                                                 -----------------  -----------------

5. COMMON STOCK

      In June 1996, the Company repurchased 1,427,249 shares of Common Stock, representing all the shares held by Pacific USA Holdings Corp., for a total cash price of $2,000,000.

      In October 1996, Science Applications International Corporation (SAIC) purchased 774,967 shares of common stock for a cash purchase price of $2,000,000. In connection with the stock purchase, the Company and SAIC entered into a Shareholders Agreement (the Shareholders Agreement) under which SAIC was granted: (i) the right to participate in any future offerings of common stock by the Company so as to avoid dilution of SAIC's equity interest in the Company and
(ii) a put option which required, if exercised, the Company to purchase any or all shares of common stock owned by SAIC under certain conditions, as defined in the Shareholder Agreement. The Company classified the common stock subject to the put outside of stockholders' equity on the consolidated balance sheet at January 31, 1998. The put option terminated upon the Company's initial public offering on May 20, 1998.

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. BENEFIT PLANS

      STOCK OPTION PLANS

      Effective October 7, 1994, the Company adopted the 1994 Long Term Incentive Plan (the Long Term Incentive Plan) under which officers and employees may be granted awards in the form of incentive stock options, non-qualified stock options and restricted shares. The exercise price per share for the Common Stock issued pursuant to incentive stock options under the Long Term Incentive Plan shall be no less than 100% of the fair market value on the date the option is granted. The exercise price per share for non-qualified stock options under the Long Term Incentive Plan may be determined by the Compensation Committee of the Company's Board of Directors (the Committee), but may not be less than the par value of the shares. Options granted under the Long Term Incentive Plan become exercisable and vest as determined by the Committee. To date, options granted under the Long Term Incentive Plan fully vest within four years from the date of grant. The term of each option granted under the Long Term Incentive Plan shall be as the Committee determines, but in no event shall any option have a term of longer than ten years from the date of grant. Options may be granted pursuant to the Long Term Incentive Plan up to October 7, 2004, unless the Board of Directors terminates the Long Term Incentive Plan prior to such date.

      On January 31, 1998, the Committee issued 84,700 shares of restricted stock with a fair market value of $8.90 per share to certain key employees under the Company's Long Term Incentive Plan. Holders of restricted stock retain all rights of a stockholder, except the shares cannot be sold until they vest. Upon employee termination, all unvested shares are forfeited to the Company. The restricted shares vest in full on January 31, 2001. At January 31, 1999 and 1998, there was deferred compensation related to the restricted shares totaling $502,698 and $754,000, respectively. The deferred compensation will be charged to expense over the vesting period.

      The Company has a Director Stock Option Plan (the Director Plan) under which non-employee members of the Company's Board of Directors may be granted options to purchase shares of the Company's Common Stock at prices determined by the Committee. Options granted under the Director Plan expire ten years from the date of grant or at such earlier date as determined by the Committee and specified in the applicable stock option agreement. Each option granted shall become exercisable immediately or in one or more installments as determined by the Committee and as provided in the applicable stock option agreement. All shares issued and options granted pursuant to the Director Plan are subject to restriction agreements. During the year ended January 31, 1999, options to purchase 17,790 shares of common stock were granted to Directors. The exercise price was set at 50% of the fair market value on the grant date. As a result, the Company recorded deferred compensation of $100,026 to be expensed ratably over a one year vesting period. At January 31, 1999, there was deferred compensation related to such Director options of $65,020.

      As part of an employment contract, the President of ASI granted an option to an officer of ASI in December 1995 to purchase 396,257 equivalent shares of the Company's Common Stock at an exercise price of $.54 per share from the President of ASI. The exercise price was set at 25% of the fair market value on the grant date. As a result, the Company recorded deferred compensation of $642,633 to be expensed ratably over the vesting period. The option initially vested over a two year period from the date of grant but fully vested in the event of a change in control as defined in the option agreement. The option fully vested as a result of the Company's merger with ASI effective January 31, 1997. Therefore, all remaining deferred compensation recorded relating to this stock option grant was expensed in the fourth quarter of 1997.

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. BENEFIT PLANS (CONTINUED)

      Stock option transactions under all plans for the years ended January 31, 1999, 1998 and 1997, are as follows (in thousands, except per share amounts):

                                                                           1999                              1998
                                                              --------------------------------  -----------------------------
                                                                                   Weighted                       Weighted
                                                                                   Average                         Average
                                                                 Number of         Exercise       Number of       Exercise
                                                                  Options           Price          Options         Price
                                                              ---------------------------------------------------------------
Options outstanding at beginning of year...............            4,230           $   3.96         2,983         $   1.45
     Granted...........................................            1,378               6.91         1,932             6.96
     Exercised.........................................           (1,975)              1.87          (350)            0.45
     Forfeited.........................................              (60)              8.21          (335)            2.57
                                                                 -------                            -----
Options outstanding at end of year.....................            3,573               6.19         4,230             3.96
                                                                 -------                            -----
                                                                 -------                            -----
Options exercisable at end of year.....................            1,221                            1,557
Weighted average grant-date fair value of options
     granted during the year...........................                            $   5.26                       $   1.58
                                                                                   --------                       --------
                                                                                   --------                       --------

                                                                             1997
                                                                ---------------------------
                                                                                  Weighted
                                                                                   Average
                                                                  Number of       Exercise
                                                                   Options         Price
                                                                ---------------------------
Options outstanding at beginning of year...............             1,942         $   0.82
     Granted...........................................             1,119             2.51
     Exercised.........................................               (24)            0.61
     Forfeited.........................................               (54)            1.11
                                                                    -----
Options outstanding at end of year.....................             2,983             1.45
                                                                    -----
                                                                    -----
Options exercisable at end of year.....................             1,272
Weighted average grant-date fair value of options
     granted during the year...........................                           $   0.48
                                                                                  --------
                                                                                  --------

      Information related to options outstanding at January 31, 1999, is summarized below (in thousands, except per share amounts):

                                                            Weighted
                                           Options           Average       Weighted          Options           Weighted
                                        Outstanding at      Remaining       Average       Exercisable at        Average
                                          January 31,      Contractual     Exercise      January 31, 1999      Exercise
Range of Exercise Price                      1999             Life           Price                               Price
---------------------------------------------------------------------------------------------------------------------------
$0.45 to $4.88                                955             5.4            $ 1.94              883             $ 1.80
$5.81 to $7.20                              1,275             9.7              6.15               60               7.14
$8.90 to $11.00                             1,343             8.9              9.24              278               9.07
                                            -----                                              -----
                                            3,573             8.2            $ 6.19            1,221             $ 3.72
                                            -----                                              -----
                                            -----                                              -----

      As of January 31, 1999, the Company has reserved for issuance under the Long Term Incentive Plan 3,801,364 shares of Common Stock, of which 84,700 shares of restricted stock have been issued, 3,389,604 shares are subject to currently outstanding options to employees, 165,789 shares are subject to currently outstanding options to directors, and 161,271 shares are reserved for future awards. As of January 31, 1999, the Company has reserved for issuance under the Director Plan 100,000 shares of Common Stock, of which 17,790 shares are subject to currently outstanding options, and 82,210 shares are reserved for future awards.

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. BENEFIT PLANS (CONTINUED)

      The Company has elected to follow APB 25 and related interpretations in accounting for its employee and director stock options because, as discussed below, the alternative fair value accounting provided for under SFAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, no compensation expense is recorded when the exercise price of the Company's employee stock options equals the fair value of the underlying stock on the date of grant. Compensation equal to the intrinsic value of employee stock options is recorded when the exercise price of the stock options is less than the fair value of the underlying stock on the date of grant. Any resulting compensation is amortized to expense over the option's vesting period. During the years ended January 31, 1999 and 1997, total compensation expense recorded relating to employee stock options was $286,359 and $589,081, respectively. No compensation expense relating to employee stock options was recorded during the year ended January 31, 1998.

      Information regarding pro forma net income is required by SFAS 123, and has been determined as if the Company had accounted for its employee and director stock options under the fair value method of SFAS 123. The fair value of these options was estimated at the date of grant using a Black-Scholes option pricing model assuming volatility of 1.045 in 1999, no volatility for 1998 and 1997, and the following assumptions for 1999, 1998 and 1997, respectively: weighted-average risk free interest rate of 5.3%, 5.95% and 6.22%, no dividends, and weighted average expected life of 4.51, 4.45 and 3.49 years.

      The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee and director stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

      For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information (in thousands, except per share amounts) is as follows:

                                                                           1999               1998               1997
                                                                     -----------------  -----------------  -----------------
Pro forma net income.............................................      $        3,710     $        2,592     $        1,208
                                                                     -----------------  -----------------  -----------------
                                                                     -----------------  -----------------  -----------------

Basic pro forma earnings per share...............................      $          .23     $          .20     $          .10
                                                                     -----------------  -----------------  -----------------
                                                                     -----------------  -----------------  -----------------

Diluted pro forma earnings per share.............................      $          .21     $          .20     $          .09
                                                                     -----------------  -----------------  -----------------
                                                                     -----------------  -----------------  -----------------

      The pro forma disclosures only include the effect of options granted subsequent to January 31, 1995. Accordingly, the pro forma information does not reflect the pro forma effect of all previous stock option grants of the Company, and thus is not indicative of future amounts until SFAS 123 is applied to all outstanding stock options.

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. BENEFIT PLANS (CONTINUED)

      PROFIT SHARING PLAN

      The Company has adopted a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code (the Code) whereby participants may contribute a percentage of compensation not in excess of the maximum allowed under the Code. The plan provides for a matching contribution by the Company. Effective January 1, 1998, employees of ASI became eligible to participate in the Company plan. Employer matching contributions amounted to $616,183, $421,000 and $304,000, in 1999, 1998 and 1997, respectively. The Company may make additional contributions at the discretion of the Board of Directors. No discretionary contribution was made during 1999, 1998, or 1997. Prior to January 1, 1998, employees of ASI had a separate profit sharing plan pursuant to Section 401(k) of the Code, whereby participants could contribute a percentage of compensation not in excess of the maximum allowed under the Code. Employer matching contributions are discretionary and amounted to $260,000 and $187,000 under the ASI plan for the years ended January 31, 1998 and 1997, respectively.

      Through January 31, 1999, employees of Genisys had a separate profit sharing plan pursuant to Section 401(k) of the Code, whereby participants could contribute a percentage of compensation not in excess of the maximum allowed under the Code. Employer matching and additional contributions are discretionary and amounted to $105,488, $1,800 and $42,000, under the Genisys plan for the years ended January 31, 1999, 1998 and 1997, respectively.

      BONUS PLAN

      The Company pays bonuses to key employees based on Company profitability, the extent to which individuals meet agreed-upon objectives for the year, and executive management's discretion. The Company recorded bonus expense of approximately $513,000, $1,554,000 and $2,241,000 in 1999, 1998 and 1997,
respectively.

7. MANAGEMENT SERVICES

      The Company serves as Executive Director of the Electronic Check Clearing House Organization (ECCHO) and provides consulting and administrative services to ECCHO, for which the Company recorded net revenues of $1,040,000, $994,000 and $866,000 for the years ended January 31, 1999, 1998 and 1997, respectively. Receivables from ECCHO were $343,000, $566,000 and $477,000 at January 31, 1999, 1998 and 1997, respectively.

      The Company owns an equity interest in Payment Solutions Network, Inc.
(PSN) for which the Company has no book basis. PSN's articles of incorporation require PSN to repurchase the Company's equity interest for $1,250,000 at a rate of $250,000 per year over a five-year period, with the final year's payment contingent upon the amount of operating revenue of PSN in the fifth year. The annual repurchase of these units is subject to PSN maintaining certain cash and net worth levels. The proceeds from the first scheduled repurchase of $250,000 was received by the Company from PSN in January 1996 and included in other income. The scheduled 1999, 1998 and 1997 repurchase of $250,000 was not received due to cash and net worth levels of PSN falling below the amounts stipulated in its articles of incorporation. Additional payments, if any, to be received by the Company from PSN in subsequent years will be recognized as other income when the realization of such amounts is probable.

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. MANAGEMENT SERVICES (CONTINUED)

      To assist PSN in maintaining its liquidity, the Company and another stockholder of PSN each advanced PSN a total of $500,000 in two increments in August and December of the fiscal year ended January 31, 1997. The Company believes ultimate collection of these advances is doubtful based upon PSN's historical and forecasted operating results. Therefore, the Company fully reserved the $500,000 receivable and charged $500,000 to other expense in 1997. The Company has an additional long-term note receivable from PSN with a remaining balance of $31,000 and $64,000 as of January 31, 1999 and 1998, respectively. Such note receivable is included in other assets in the consolidated balance sheet.

      The Company has a management services contract (the PSN Agreement) with PSN to provide consulting, sales, and administrative support to PSN for a five-year term beginning January 31, 1995. During the years ended January 31, 1999, 1998 and 1997, the Company recorded management service fees related to the PSN Agreement of $1,216,000, $1,378,000 and $1,344,000, respectively. Net receivables from PSN for management services (excluding the note receivable discussed above) were, $545,000, $797,000 and $257,000, at January 31, 1999,
1998 and 1997, respectively. Subsequent to January 31, 1999, the Company received payments from PSN for management services in the amount of $175,000.

      The Company owns an equity interest (for which the Company has no book basis) and serves as Managing Director of INFITEQ, LLC (INFITEQ), a single-source provider of specialized outsourcing services to the banking industry for transaction processing, information management, electronic commerce and image technology. INFITEQ was incorporated on January 15, 1998. The Company has a Management Services Agreement (the INFITEQ Agreement) with INFITEQ to provide INFITEQ consulting, sales and administrative support through January 2008. The Company also is entitled to receive reimbursement of certain costs it incurred for the benefit of INFITEQ. The Company provided consulting and management services to INFITEQ, for which the Company recorded revenues of $1,093,000 for the year ended January 31, 1999. Receivables from INFITEQ were $98,000 at January 31, 1999.

      The Company has not provided guarantees of debt or other obligations, has not agreed to fund any losses, and is not otherwise contingently liable with respect to ECCHO, PSN or INFITEQ.

8. LEASE COMMITMENTS

      The Company leases office facilities and certain equipment under operating leases for various periods. Leases that expire are generally expected to be renewed or replaced by other leases. Subsequent to January 31, 1998 the Company entered into a lease commitment for a term of 11 years for its corporate headquarters in Dallas, Texas. Rental commitments for this lease are reflected in the lease commitments schedule below. Rental expense under operating leases for 1999, 1998 and 1997 was approximately $1,038,000, $620,000 and $546,000, respectively. Future minimum base rents under terms of non-cancelable operating leases are as follows:

Year ending January 31:
2000.................................................................$1,120
2001................................................................. 1,442
2002................................................................. 1,608
2003................................................................. 1,361
2004 and thereafter.................................................. 8,000

                             CARREKER-ANTINORI, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. EARNINGS PER SHARE

      The following table sets forth the computation of basic and diluted earnings per share (in thousands, except per share amounts):

                                                                                 1999               1998               1997
                                                                           -----------------  -----------------  -----------------
Basic earnings per share:
   Net income.................................................                $       5,172      $       3,005      $       1,360
   Weighted average shares outstanding........................                       16,224             12,717             12,154
                                                                           -----------------  -----------------  -----------------
                                                                           -----------------  -----------------  -----------------
   Basic earnings per share...................................                $        0.32      $        0.24      $        0.11
                                                                           -----------------  -----------------  -----------------
                                                                           -----------------  -----------------  -----------------

Diluted earnings per share:
   Net income.................................................                $       5,172      $       3,005      $       1,360
   Weighted average shares outstanding........................                       16,224             12,717             12,154
   Assumed conversion of employee stock options...............                        1,280              1,767                964
                                                                           -----------------  -----------------  -----------------
   Shares used in diluted earnings per share calculation......                       17,504             14,484             13,118
                                                                           -----------------  -----------------  -----------------
                                                                           -----------------  -----------------  -----------------
   Diluted earnings per share.................................                $        0.30      $        0.21      $        0.10
                                                                           -----------------  -----------------  -----------------
                                                                           -----------------  -----------------  -----------------

10. SEGMENTS

      Effective with the year ended January 31, 1999, the Company adopted the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information (Statement 131)." Segment disclosures required by Statement 131 has been reported for the year ended January 31, 1999. Segment information for the years ended January 31, 1997 and 1998 has not been prepared and disclosed as it is impractical to do so due to the merger with ASI which occurred in 1997 and organizational changes which occurred in the Company's business effective February 1, 1998 which impact segment reporting under Statement 131.

      The Company has three reportable segments: revenue enhancement, payment systems, and emerging solutions. The segments are unique due to the focus of the products and services being offered. The Company evaluates performance and allocates resources based on profit or loss from operations before income taxes, not including gains and losses on the Company's investment portfolio. The accounting policies of the reportable segments are the same as those described in Note 2, Summary of Significant Accounting Policies.

      Revenue enhancement consists primarily of yield management consulting, and liquidity management consulting and software. Payment systems consists primarily of consolidation consulting, best practices consulting and software, risk management consulting and software, float management consulting and software, payment electronification consulting and software, and track and trace software. Emerging solutions consists primarily of enterprise information technology consulting, and management services.

      Due to the solution approach to delivering products and services from multiple business segments, contracts are broken down by segment with few transactions between reportable segments.



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

10. SEGMENTS (CONTINUED)

      Included in corporate and unallocated are costs related to selling and marketing, unallocated corporate overhead expense, general software management, and incentive bonuses. Business segment results include costs for research and development as well as product royalty expense. Receivables, property and equipment and other assets are not included in the measures reviewed by the Company's chief operating decision-maker. Therefore, all Company assets have been included in the corporate and unallocated category in the following reportable segment disclosure. Segment information for the year ended January 31, 1999 was as follows:

                                                       Revenue         Payment         Emerging       Corporate and
                                                     Enhancement       Systems         Solutions        Unallocated       Total
                                                   ---------------------------------------------------------------------------------
     Revenues
         Consulting and management service fees.     $    11,734     $      9,537    $       5,057               --     $    26,328
         Software license fees...................          3,977           12,350               --               --          16,327
         Software maintenance fees...............            884            4,147               --               --           5,031
         Software implementation fees............          1,655            4,902               --               --           6,557
         Hardware and other fees.................             --              774               --               --             774
                                                    -------------   --------------  ---------------   --------------   -------------
            Total revenues.......................    $    18,250     $     31,710    $       5,057               --     $    55,017
                                                    -------------   --------------  ---------------   --------------   -------------
                                                    -------------   --------------  ---------------   --------------   -------------

     Operating income (loss).....................    $    10,272     $     11,355    $       1,391     $    (15,868)    $     7,150
     Assets......................................    $        --     $         --    $          --     $     68,736     $    68,736

     Depreciation and
     Amortization................................    $       121     $        779    $          34     $        796     $     1,730

     Capital expenditures........................    $        --     $         --    $          --     $      2,286     $     2,286

SELECTED CONSOLIDATED QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

      The following table sets forth certain unaudited quarterly data for the last eight quarters ended January 31, 1999. The data has been derived from the Company's unaudited consolidated financial statements that, in management's opinion, include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such information when read in conjunction with the Consolidated Financial Statements and Notes thereto appearing elsewhere in this Report.

                                                                   Three Months Ended
                                                ----------------------------------------------------------
                                                   Jan 31,       Oct 31,        Jul 31,       Apr 31,
                                                    1999           1998          1998          1998
                                                ------------  -------------  ------------  ------------
Total revenues................................     $ 15,236       $ 14,549      $ 14,298      $ 10,934
Gross profit..................................     $  8,813       $  8,176      $  8,187      $  5,666
Income from operations........................     $  1,783       $  2,230      $  2,520      $    617
Net income....................................     $  1,405       $  1,670      $  1,714      $    383
Basic earnings per share......................     $    .08       $    .09      $    .10      $    .03
Diluted earnings per share....................     $    .07       $    .09      $    .10      $    .03


                                                                   Three Months Ended
                                                -------------------------------------------------------
                                                   Jan 31,       Oct 31,        Jul 31        Apr 31,
                                                    1998          1997           1997          1997
                                                ------------  ------------   ------------  ------------
Total revenues................................     $ 11,842      $ 11,515       $ 11,333      $  8,091
Gross profit..................................     $  6,645      $  5,530       $  5,580      $  3,585
Income from operations........................     $  1,266      $  1,368       $  2,046      $    273
Net income....................................     $    763      $    803       $  1,238      $    201
Basic earnings per share......................     $    .06      $    .06       $    .10      $    .02
Diluted earnings per share....................     $    .05      $    .05       $    .09      $    .01




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